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EXHIBIT 4(g)

    THE REYNOLDS AND REYNOLDS COMPANY
2001 SHARES PLAN

Section 1.  Purposes.

    The Reynolds and Reynolds Company 2001 Shares Plan is intended to promote the growth and general prosperity of The Reynolds and Reynolds Company and its Subsidiaries, as defined in Section 2 below, by providing employees of the Company with an additional incentive to contribute to its success, by assisting the Company in attracting and retaining the best available personnel and by increasing the identity of interests of employees with those of the shareholders of the Company. It is intended that these purposes be effected through the granting of Options, as such term is defined in Section 2 below.

Section 2.  Definitions.

    Whenever the following terms are used in this Plan they shall have the meaning specified below, unless the context otherwise requires.

(a)
"Board" means the Board of Directors of the Company.

(b)
"Cashless Exercise" means a method of exercise under which certain Optionees, in lieu of payment of the Option Price in cash, may choose to make payment by instruction from such Optionees to sell Shares acquired upon such exercise on the open market through a duly registered broker-dealer with which the Company makes an arrangement for the sale of such Shares under this Plan, such that the proceeds of such sale are sufficient to pay the entire Option Price, all applicable taxes and the commissions of the broker-dealer.

(c)
"Change of Control" means the occurrence of any of the following:

(i)
Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Richard H. Grant, Jr. his children or his grandchildren, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

(ii)
during any period of two consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section 2(c)) whose election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

(iii)
the shareholders of the Company approve a merger or consolidation of the Company with any other Company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as herein defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

  (iv)
  the shareholders of the Company approve a plan of liquidation, dissolution or winding up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

    For purposes of this definition, the term "Company" shall not include any Subsidiary.

(d)
"Code" means the Internal Revenue Code of 1986, as amended.

(e)
"Committee" means the 2001 Shares Plan Committee, the members of which shall be appointed by the Board annually and shall consist of Employees who are not eligible to participate in this Plan.

(f)
"Company" means The Reynolds and Reynolds Company. Unless the context requires otherwise, the term "Company" shall also include the Company's Subsidiaries.

(g)
"Date of Grant" means the date upon which the Committee determines to grant an Option, or such later date as may be determined by the Committee at the time such grant is authorized, subject to satisfaction of any conditions the Committee may place on the effectiveness of the grant.

(h)
"Employee" means any employee of the Company (including any such employee of any Subsidiary), whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

(i)
"Fair Market Value" means the mean between the highest and lowest reported selling prices on a national securities exchange of the Shares as reported in the appropriate composite listing for said exchange on the date the value of the Shares is to be determined under this Plan or, if no such sales occurred on that date, then on the next preceding date on which a sale was made. In the event the Shares are traded in the over-the-counter market, Fair Market Value means the mean between the "high" and "low" quotations in the over-the-counter market on the date the value of the Shares are to be determined, as reported by the National Association of Securities Dealers through NASDAQ or, if no quotations are available on such date, then on the next preceding date on which such quotations are available.

(j)
"He" and "His" also mean "She" and "Hers."

(k)
"Option(s)" means an option granted under the Plan to purchase a specified number of Shares in accordance with the terms of this Plan. Options are not intended to be "incentive stock options" under Section 422 of the Code.

(l)
"Option Price" means the purchase price per share specified in an Option, which price shall be established in accordance with Section 5(b), and may vary from one Option to another.

(m)
"Optionee" means an Employee to whom an Option is granted.

(n)
"Plan" means The Reynolds and Reynolds Company 2001 Shares Plan, as amended from time to time.

(o)
"Secretary" means the Secretary of the Company or an Assistant Secretary.

(p)
"Share" or "Shares" means the Class A Common Shares of the Company. To the extent the context requires, the term "Share" or "Shares" shall also mean any other consideration that may be issuable upon exercise of an Option pursuant to adjustments made under Sections 3(c) and 5(f) of the Plan.

(q)
"Subsidiary" means any company in which more than 50% of the voting stock is owned or controlled, directly or indirectly, by the Company.

(r)
"Termination for Cause" means a termination of an Optionee's employment whenever occasioned by (i) criminal conduct, (ii) refusal to substantially perform employment duties, (iii) refusal to act in accordance with any lawful instructions of a more senior employee, or (iv) misconduct which could be seriously damaging to the Company without a reasonable good faith belief by the Optionee that his conduct was in the best interests of the Company. An Optionee's voluntary Termination of Employment in anticipation of a Termination for Cause shall be deemed to be a Termination for Cause.

(s)
"Termination of Employment" means the time when the employee-employer relationship between the Optionee and the Company is terminated for any reason whatsoever. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not limited to, any question concerning whether particular leaves of absence constitute Terminations of Employment.

Section 3.  Shares Subject to Plan.

(a)
Shares Subject to Plan. The shares of stock subject to Options shall be Shares. Prior to any grant of Options, the Board shall determine the number of Shares which may be issued upon exercise of Options to be granted as of October 1 or such other date determined by the Board for the fiscal year of the Company under consideration. Shares subject to the Plan may be, at the discretion of the Board, either authorized and unissued Shares or Shares acquired by and belonging to the Company as treasury shares.

(b)
Unexercised Options. If any Option expires or is canceled without having been fully exercised, the number of Shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitation of Section 3(a).

(c)
Changes in Shares. In the event that, after the date this Plan is adopted, the outstanding Shares are changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company, or other consideration, by reason of a merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, the Committee shall make appropriate adjustments in the number and kind of shares or other securities for the purchase of which Options may be granted, including adjustment of the limitation of Section 3(a) on the maximum number and kind of shares or other securities which may be issued upon exercise of Options.

Section 4.  Granting of Options.

(a)
Eligibility. Any full-time and benefits-eligible part-time Employee of the Company who is not eligible to receive a grant under any other stock option plan maintained by the Company shall be eligible to be granted Options.

(b)
Granting of Options. The Committee shall from time to time, in its absolute discretion:

(i)
Select from among the eligible Employees (including those to whom Options have been previously granted under the Plan) such of them as shall be granted Options; and

(ii)
Determine the number of Shares to be subject to Options granted to Employees; and

(iii)
Determine the terms and conditions of the Options, including among other things, the Option Price, consistent with the Plan; and

(iv)
Establish such conditions as to the manner of exercise of the Options as it may deem necessary regarding transferability and other restrictions with respect to Shares issuable upon exercise of such Options.

Section 5. Terms of Options.

(a)
Evidence of Each Option. Each Option shall be evidenced by an option certificate, setting forth the terms of the Option which are particular to the Optionee, or in such other manner as the Committee shall determine. The Secretary, or a person appointed by the Secretary, shall maintain a register of all outstanding Options, which shall include the date of grant, the number of Shares covered by the grant, the Option Price and the name and address of the Optionee.

(b)
Option Price. Unless the Committee determines otherwise at the time of any grant, the Option Price per Share subject to each Option shall be the Fair Market Value per share on the date such Option is granted; provided, however, that in no event may said price be less than the par value of the Shares, if any.

(c)
When Options Become Exercisable. Subject to the provisions of Sections 5(d)(ii)(D), 5(d)(ii)(F) and 5(g), unless the Committee determines otherwise at the time of grant, each Option shall become exercisable on and after the third anniversary of the Date of Grant if the Employee has been continuously employed by the Company since the Date of Grant.

(d)
Expiration of Options; Termination of Employment.

(i)
No Option may be exercised to any extent by anyone after, and every Option shall expire, ten years from the Date of Grant.

(ii)
Unless otherwise set forth in the Option, the following restrictions shall apply to the exercise of each Option:

(A)
Each Option shall be exercisable in whole or in part at any time or from time to time within the exercise period established by the Committee for that Option, but in no event shall said Option be exercisable after the expiration of ten (10) years from the Date of Grant of said Option.

(B)
Except as provided in Subsections 5(d)(ii)(C), (D), (E) and (F), an Option may be exercised only if the Optionee has been continuously employed by the Company since the Date of Grant of the Option. If an Optionee's employment is terminated by the Company pursuant to a Termination for Cause, all Options theretofore granted to such Optionee shall, to the extent not previously exercised, terminate immediately.

(C)
If an Optionee dies while employed by Company, the Options of such deceased Optionee may, subject to the ten-year limitation in Section 5(d)(i), be exercised within one (1) year from the date of the Optionee's death, to the extent the Optionee was entitled to exercise the Options on that date, by the person or persons (including the Optionee's estate) to whom his rights under such Options passed by will or by the laws of descent and distribution.

(D)
If an Optionee retires from active employment with the Company, any Option which has not yet become exercisable as of the date of retirement, with the consent of the Committee, may become exercisable immediately upon the Optionee's retirement and all Options may, subject to the ten-year limitation in Section 5(d)(i), be exercised by the retired Optionee within three (3) years from the date of the Optionee's retirement, as fully as if the retired Optionee had remained continuously employed by the Company. The Committee shall grant such consent if, at the time of retirement, the Optionee is: (1) between the ages of fifty-five (55) and sixty-four (64) years old and has a combination of at least fifteen (15) years of service with the Company or any company acquired by the Company; or (2) age sixty-five (65) years old or older and has a combination of five (5) years of service with the Company or any company acquired by the Company.

    (E)
    If an Optionee's employment is terminated by the Optionee, the Options of such Optionee, may, subject to the ten-year limitation in Section 5(d)(i), be exercised by the Optionee within sixty (60) days of such Termination of Employment, to the extent the Optionee was entitled to exercise the Options on that date, as fully as if he had remained continuously employed by the Company.

    (F)
    If an Optionee's employment is terminated by the Company (other than a Termination for Cause), the Committee shall have the authority, in its sole discretion, on a case by case basis, to:

          (i)  determine the time period after an Optionee's Termination of Employment within which the Optionee may exercise Options that the Optionee was entitled to exercise on the date of Termination of Employment or any other Options for which the Committee has determined to accelerate exercisability pursuant to Section 5(d)(ii)(F)(ii), provided, however, that the time period within which to exercise Options shall not be less than sixty (60) days of the date of Termination of Employment, subject to the ten-year limitation in Section 5(d)(i);

          (ii) accelerate the exercisability of all, or any portion of, those Options which have not yet become exercisable as of the date of the Optionee's Termination of Employment;

          (iii) permit the Optionee to continue participation in the Plan after the date of Termination of Employment and to allow Options, subject to the ten-year limitation in Section 5(d)(i), to be exercised by the Optionee as fully as if he had remained continuously employed by the Company; and/or

          (iv) automatically convert each Option into a right to receive cash from the Company in an amount equal to (a) the product of the number of Shares covered by the Options on the date of termination times the Fair Market Value per Share less (b) the exercise price per Share covered by the Options immediately prior to the date of the Optionee's Termination of Employment. Nothing in this Plan shall grant the Optionee the right to receive any of the adjustments described above.

      If the Committee does not otherwise specify, if an Optionee's employment is terminated by the Company (other than a Termination for Cause), the Options of such Optionee, may, subject to the ten-year limitation in Section 5(d)(i), be exercised by the Optionee within sixty (60) days of the date of Termination of Employment, to the extent the Optionee was entitled to exercise the Options on that date, as fully as if he had remained continuously employed by the Company.

(e)
No Right to Continue in Employment; No Right to Grant of Options; No Rights as Stockholder. Nothing in this Plan or in any Option granted hereunder shall confer upon any Optionee any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever with or without cause. No Employee shall be entitled to be granted an Option and all grants of Options shall be made in the sole and absolute discretion of the Committee. No holder of an Option as such shall be, or shall have any of the rights and privileges of, a holder of any Shares.

(f)
Adjustments in Outstanding Options. In the event that the outstanding Shares subject to Options are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other consideration by reason of a merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option Price per share. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

(g)
Acceleration of Exercisability Upon Occurrence of a Change of Control.

(i)
All outstanding Options issued under the Plan shall immediately become exercisable as to all Shares covered thereby upon the occurrence of a Change of Control. In connection with any such transaction, the Committee may, but shall not be required to provide, that all outstanding Options shall automatically be converted into the right to receive from the Company or its successor, not later than 30 days after the transaction, cash in an amount equal to the sum of (i) the product of the number of Shares covered by the Options immediately prior to the transaction times the value of the consideration receivable by the holder of one Share immediately following the transaction, less (ii) the exercise price per Share covered by the Options immediately prior to the transaction.

(ii)
The Company shall promptly notify each holder of an Option of any event which shall cause the acceleration of all outstanding Options and of any conversion of Options into the right to receive cash as described in the preceding paragraph.

Section 6.  Exercise of Options.

(a)
Persons Eligible to Exercise. During the lifetime of the Optionee, only the Optionee or the Optionee's legal guardian may exercise an Option granted to the Optionee. After an Optionee's death, any Option granted to the Optionee may, prior to the time when such portion becomes unexercisable under Section 5(d) or Section 5(g), be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

(b)
Partial Exercise. At any time and from time to time before any exercisable Option or portion thereof expires or becomes unexercisable under Section 5(d) or Section 5(g), such Option or portion thereof may be exercised in whole or in part subject to a minimum number of Shares as determined by the Committee; provided, however, no fraction of a Share may be purchased by an Optionee upon exercise of an Option and, to the extent that use of fractional or percentage computations would otherwise give rise to the right of the Optionee to purchase a fraction of a Share, the total Shares subject to exercise shall be adjusted to the nearest whole number with any half Share balance being adjusted to one whole Share.

(c)
Manner of Exercise. An Option shall be deemed to be exercised when: (1) notice (in any manner or by any media deemed acceptable by the Committee) of such exercise has been given to the Company or its designee by the person entitled to exercise the Option and (2) the Company or its designee has received, or will receive upon settlement, full payment for the Option Price with respect to the Option being exercised. Except as provided in Section 5(f), no adjustment will be made for dividend or other rights for which a record date occurs prior to the date stock certificates are issued, with respect to Options exercised under the Plan.

(d)
Cashless Exercise.

(i)
Options may be exercised by Cashless Exercise subject to a minimum number of Shares as determined by the Committee from time to time. The Committee may at any time, however, expand or further restrict eligibility for Cashless Exercise, amend the provisions of the Plan relating to Cashless Exercise, or provide that Options may no longer be exercised by Cashless Exercise, for any reason whatsoever, including without limitation any change in accounting principles or practices, exchange controls or applicable laws or regulations.

  (ii)
  If Cashless Exercise is elected, the Option will be deemed to be exercised simultaneously with the sale by the broker-dealer of the Shares acquired on the exercise of the Option.

  (iii)
  Election of Cashless Exercise shall constitute an authorization to the Company to deliver the Shares acquired on exercise of the Option to the relevant broker-dealer. Upon sale of the Shares, the broker-dealer will withhold its commission and remit to (a) the Company, that amount equal to the Option Price and applicable withholding taxes and (b) the Optionee exercising the Option, the balance of the proceeds of the sale. If the Shares to be acquired on such exercise cannot be sold for a price equal to or greater than the Option Price, all applicable taxes and the broker-dealer's commission, then the Option shall not be exercised. The broker-dealer's commission shall be for the account of the person exercising the Option.

Section 7.  Administration—Duties and Powers of Committee.

    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules shall be consistent with the basic purposes of the Plan. In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan.

Section 8.  Compliance with Laws and Regulations.

(a)
The Plan and all Options granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and, notwithstanding any provisions of this Plan or the Options granted, an Optionee shall not be entitled to exercise such Option nor shall the Company be obligated to issue any Shares under the Plan to the Optionee if such exercise or issuance shall constitute a violation by the Optionee or the Company of any provision of any such law or regulation.

(b)
The Company, in its discretion, may postpone the issuance and delivery of Shares upon the exercise of an Option until completion of any stock exchange listing or registration or other qualification of such Shares under any state or Federal law, rule, or regulation as the Company may consider appropriate and may require any person exercising an Option to make such representations and furnish such information as it considers appropriate in connection with the issuance of the Shares in compliance with applicable law. Under such circumstances, the Company shall proceed with reasonable promptness to complete any such listing, registration or other qualification.

(c)
Shares issued and delivered upon exercise of an Option shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect as the Company, in its discretion, shall determine necessary to satisfy applicable legal requirements and obligations.

(d)
Each Optionee shall, at the time the Option is granted or the Shares are issued pursuant to exercise of an Option, as a condition to such award or issuance, (i) represent, in form satisfactory to counsel for the Company, that acquisition of the Shares pursuant to the Option, shall be for investment purposes only; (ii) agree, in form satisfactory to counsel for the Company, that he will not sell, pledge, hypothecate or otherwise distribute such Shares or any interest therein unless a registration statement covering such Shares is in effect under the Securities Act of 1933, as now or hereafter amended, or unless counsel for the Company has rendered to the Company an opinion that such sale, pledge, hypothecation or other distribution may be carried out without registration of such Shares under said Act; and (iii) agree, in form satisfactory to counsel for the Company, that an appropriate legend may be placed on the stock certificate or certificates evidencing ownership of Shares acquired hereunder, which legend shall reflect the restrictions on disposition contained herein; provided, however, that the foregoing condition and the representation and agreements called for thereby with respect to the Shares shall be inoperative and shall expire in the event that either (A) the Shares are registered under the Securities Act of 1933, as now or hereafter amended or (B) in the opinion of counsel for the Company, such condition, representation, and agreements are not necessary under said Act or any rule or regulation promulgated pursuant thereto.

Section 9.  Reservation of Shares.

    The Company, during the term of this Plan, will at all times, consistent with Section 3, reserve and keep available such number of Shares as, in the judgment of the Board, shall be sufficient to satisfy the requirements of the Plan.

Section 10. Discretionary Cancellation in Case of Merger, Acquisition or Other Reorganization.

    Anything to the contrary notwithstanding, if the Company is the subject of a merger, acquisition or other reorganization in which the Company is not the surviving entity, the Company shall, at its Option exercisable by the affirmative vote of seventy-five percent (75%) of the members of the Board duly elected and serving immediately prior to the proposed transaction, have the right to cancel, immediately prior to the effective date of such merger, acquisition or reorganization, all outstanding Options issued under this Plan by giving written notice to each Optionee or his personal representative of its intention to do so and by permitting the purchase during the thirty-day period next preceding such effective date of all Shares subject to such outstanding Options.

Section 11. Disclaimer of Liability.

    Inability of the Company to obtain from any regulatory body the authority deemed by the Company's counsel to be necessary to the lawful grant of Options or issuance of any Shares thereunder shall relieve the Company and the Committee of any liability relating to the failure to grant such Options or to issue such Shares.

Section 12. Tax Withholding.

    In connection with the grant and exercise of Options, the Optionee or other holder of an Option may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any federal, state or local taxes which the Company or Subsidiary is required by law to withhold with respect to such transactions.

Section 13. Indemnification.

    Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him; provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

Section 14. Notices.

    Each notice relating to this Plan shall be in writing and delivered in person or by certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Committee shall be addressed as follows:

The Reynolds and Reynolds Company 115 South Ludlow Street Dayton, Ohio 45402
Attention:	c/o Ms. Donna Currens 2001 Shares Plan Committee

    Each notice to an Optionee or other holder of an Option shall be addressed to the Optionee or such other holder, as the case may be, at the Optionee's address set forth in the Option or in the Company's current personnel records. Anyone to whom a notice may be given under this Plan may designate, by writing filed with the Committee, a new address.

Section 15. Term of Plan.

    This Plan shall expire September 30, 2006, unless sooner terminated under Section 17(b).

Section 16. Benefits of the Plan.

    This Plan shall inure to the benefit of and be binding upon each successor of the Company. All rights and obligations imposed upon an Optionee shall be binding upon the Optionee's heirs, legal representatives and successors.

Section 17. Miscellaneous Provisions.

(a)
Options Not Transferable. No Option or interest or right therein shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, provided, however, that nothing in this Section 17(a) shall prevent transfers by will or by the applicable laws of descent and distribution.

(b)
Amendment, Suspension or Termination of the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board. Subject to Section 10, the amendment, suspension or termination of the Plan shall not, without the consent of the holder of an Option, adversely affect any rights or obligations of the Optionee under any outstanding Option in any material respect. No Option may be granted during any period of suspension nor after termination of the Plan.

(c)
Amendment, Termination or Adjustment of an Option. Subject to Section 10, the Committee or the Board may amend, terminate or adjust the terms and conditions of any Option, at any time or from time to time, provided that any such amendment, termination or adjustment shall not, without the consent of the holder of an Option, adversely affect any rights or obligations of the Optionee under any outstanding Option in any material respect.

(d)
Effect of Plan Upon Other Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any of its Subsidiaries (i) to establish any other forms of incentives or compensation for employees of the Company or any of its Subsidiaries or (ii) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation or other entity.

(e)
Non-Citizen, Non-Resident Employees. Notwithstanding anything to the contrary in Sections 4, 5 and 6, the Committee may grant Options to eligible Employees who are not United States citizens or residents on such terms and conditions as may, in the judgment of the Committee, be necessary or desirable to foster the purposes of the Plan. In furtherance of the purposes of the Plan, the Committee may adopt such modifications to the terms of Options and such procedures and guidelines, and may cause the Company to take such other actions, as may be necessary or advisable to comply with foreign laws and practices.

(f)
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

(g)
Governing Law. The laws of the State of Ohio shall govern the Plan and each Option, regardless of the citizenship or residence of any Optionee.

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  EXHIBIT 4(g)